Exhibit No. 99.1

OPTIONS NEWSLETTER, INC.
D/B/A OPTIONS MEDIA GROUP
FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2007
AND FOR THE YEARS ENDED
DECEMBER 31, 2007 AND 2006

SALBERG & COMPANY, P.A. Certified Public Accountants and Consultants

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of;
Options Newsletter, Inc., D/B/A Options Media Group:

We have audited the accompanying balance sheet of Options Newsletter, Inc., D/B/A Options Media Group as of December 31, 2007 and the related statements of income, changes in stockholder's equity (deficiency), and cash flows for each of the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits, to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Options Newsletter, Inc., D/B/A Options Media Group as of December 31, 2007, and the results of its operations and its cash flows for each of the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 18, 2008

OPTIONS NEWSLETTER, INC.
D/B/A OPTIONS MEDIA GROUP
BALANCE SHEET
AS OF DECEMBER 31, 2007

December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$41,424
Accounts receivable, net of allowance of $0	13,886
Prepaid expenses	2,843
Total current assets	58,153

Property and equipment, net	112,289
Software, net	67,220
Total assets	$237,662

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$67,874
Accrued expenses	46,998
Deferred revenue	66,858
Line of credit	12,790
Obligations under capital leases, current	25,118
Total current liabilities	219,638

Long-term liabilities:
Obligations under capital leases, net of current portion	39,113
Total long-term liabilities	39,113

Total liabilities	258,751

Commitments and contingencies (See Note 5)

Stockholders' deficiency
Common stock; Class A; $0.01 par value; 10,000,000 shares authorized, 1,000 shares issued and outstanding	10
Common stock; Class B; $0.01 par value; 5,000,000 shares authorized, none issued and outstanding	-
Additional paid-in capital	91,930
Accumulated deficit	(113,029)
Total stockholders’ deficiency	(21,089)
Total liabilities and stockholders’ deficiency	$237,662

See the accompanying notes to the financial statements.

OPTIONS NEWSLETTER, INC.
D/B/A OPTIONS MEDIA GROUP
STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006
Revenues:	$1,819,060	$957,613
Operating expenses:
Server hosting and maintenance	435,547	89,768
Payroll and related costs	318,048	174,713
Commissions	184,577	138,711
Information technology services	100,309	71,216
Advertising	88,675	143,103
Rent	55,440	54,345
Other	283,141	144,370
Total operating expenses	1,465,737	816.226
Income from operations	353,323	141,387
Other income (expense):
Interest expense	(13,730)	(8,623)
Net income	$339,593	$132,764

See the accompanying notes to the financial statements.

OPTIONS NEWSLETTER, INC.
D/B/A OPTIONS MEDIA GROUP
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Common Stock, Class A		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total
	Shares	Amount
Balance, December 31, 2005	1,000	$10	$90	$2,105	$2,205
In-kind contribution	-	-	36,400	-	36,400
Distributions	-	-	-	(225,038)	(225,038)
Net Income	-	-	-	132,764	132,764
Balance, December 31, 2006	1,000	10	36,490	(90,169)	(53,669)
In-kind contribution	-	-	55,440	-	55,440
Distributions	-	-	-	(362,453)	(362,453)
Net Income	-	-	-	339,593	339,593
Balance, December 31, 2007	1,000	$10	$91,930	$(113,029)	$(21,089)

See the accompanying notes to the financial statements.

OPTIONS NEWSLETTER, INC.
D/B/A OPTIONS MEDIA GROUP
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006
Cash flows from operating activities:
Net income	$339,593	$132,764
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,061	7,718
Amortization	26,700	8,258
In-kind contribution	55,440	36,400
Changes in operating assets end liabilities:
Accounts receivable	(1,766)	17,725
Employee advances	-	2,400
Prepaid expenses	(2,843)	-
Accounts payable	8,269	21,424
Accrued expenses	(2,070)	6,793
Deferred revenue	(4,622)	58,260
Net cash provided by operating activities	439,762	291,742

Cash flows from investing activities:
Purchases of property and equipment	(27,204)	(45,181)
Purchases of software	(41,695)	(6,900)
Net cash used in investing activities	(68,899)	(52,081)

Cash flows from financing activities:
Advances (repayments) on lines of credit, net	(27,210)	40,000
Principal payments on capitalized leases	(15,831)	(1,996)
Distributions to stockholders	(382,453)	(225,038)
Net cash used in financing activities	(405,494)	(187,034)

Net increase (decrease) in cash and cash equivalents	(34,631)	52,627
Cash and cash equivalents - beginning of year	76,055	23,428
Cash and cash equivalents - end of year	$41,424	$76,055

Supplemental disclosure of cash activities:
Interest paid	$14,149	$7,711

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property and equipment	$27,200	$24,516
Acquisition of software	$-	$49,500

See the accompanying notes to the financial statements.

OPTIONS NEWSLETTER, INC.
D/B/A OPTIONS MEDIA GROUP
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1 - NATURE OF OPERATIONS

Description of Business

Options Newsletter, Inc. (the “Company”) was Incorporated in the State of Florida on February 22, 2000. The Company began selling advertising space within free electronic newsletters that the Company published and emailed to subscribers. The Company also generated leads for customers by emailing its customers’ advertisements to various email addresses from within the Company’s database. The Company is also an email service provider (“ESP”) and offers customers an email delivery platform to create, send and track email campaigns. During 2007, the majority of the Company’s revenue was derived from being an ESP, but the Company continues to publish newsletters as well as email customer advertisements on a cost per lead generated basis.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and .disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during 2007 and 2006 include the allowance for accounts receivable and the value of the contributed office space.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.
Accounts Receivable

Accounts receivable are recorded at the invoiced amounts and are non-interest bearing. The Company maintains an allowance for doubtful accounts to reserve for potentially uncollectible receivables. The Company reviews the accounts receivable which are 30 days or more past due in order to identify specific customers with known disputes or collectability issues. In determining the amount of the reserve, the Company makes judgments about the creditworthiness of significant customers based on ongoing credit evaluations.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the estimated useful lives of the assets per the following table. Leasehold improvements are amortized over the shorter of the estimated useful lives or related lease terms. If there is no specified lease term, the Company amortizes leasehold improvements over the estimated useful life.

OPTIONS NEWSLETTER, INC.
D/B/A OPTIONS MEDIA GROUP
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Category	Lives
Furniture & fixtures	5 years
Computer hardware	5 years
Office equipment	5 years
Leasehold improvements	10 years

Software

Purchased software is initially recorded at cost, which is considered to be fair value at the time of purchase. Amortization is provided for on a straight-line basis over the estimated useful lives of the assets of three years. Costs associated with upgrades and enhancements to existing Internal-use software that result in additional functionality are capitalized if they can be separated from maintenance costs, whereas costs for maintenance are expensed as incurred.

Long-Lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” which generally requires the assessment of these assets for recoverability when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair market value of the assets.

Fair Value of Financial Instruments

Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and deferred revenue are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments. The carrying amount of the Company’s lines of credit and obligations under capital leases approximate quoted market prices or current rates offered to the Company for debt of the same remaining maturities.

Income Taxes

The Company has elected to be taxed as an S Corporation under the Internal Revenue Code. As such, stockholders of an S corporation are taxed on their proportional share of the corporate taxable income. Therefore, these financial statements contain no provision for corporate income taxes.

Advertising Costs

Advertising and sales promotion costs are expensed as incurred. Advertising expense for the years ended December 31, 2007 and 2006 totaled $88,675 and $143,103, respectively.

OPTIONS NEWSLETTER, INC.
D/B/A OPTIONS MEDIA GROUP
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Revenue Recognition

The Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, the fees are fixed or determinable, no significant Company obligations remain, and collection of the related receivable is reasonably assured. Revenues for advertisements in the Company’s newsletter are recognized at the time the newsletter is emailed to subscribers. Revenues for direct emails of customer advertisements are recognized at the time the customer’s advertisement is emailed to recipients by the Company. Revenues from ESP activities include a monthly fee charged for the right to send a fixed number of emails per month. ESP revenues are generally collected upfront from customers for service periods of one to six months. Thus, ESP revenues are deferred and recognized over the respective service period. Accordingly, $66,858 of ESP revenues have been deferred as of December 31, 2007. Overage charges apply if the customer sends more emails in one month than is allowed per the contract. Accordingly, overage charges are accrued in the month of occurrence.

NOTE 3 - PROPERY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2007:

December 31, 2007
Furniture & fixtures	$20,268
Computer hardware	55,360
Office equipment	30,326
Leasehold improvements	37,388
Total property and equipment	143,331
Less: accumulated depreciation and amortization	(31,042)
Property and equipment, net	112,289

Depreciation expense for the years ended December 31, 2007 and 2006 was $21,061 and $7,718, respectively.

NOTE 4 - SOFTWARE

Software consisted of the following at December 31, 2007:

December 31, 2007
Software	$110,095
Less: accumulated amortization	(42,875)
Software, net	$67,220

Amortization expense for the years ended December 31, 2007 and 2006 was $26,700 and $8,258, respectively.

OPTIONS NEWSLETTER, INC.
D/B/A OPTIONS MEDIA GROUP
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

The following is a schedule of estimated future amortization expense of software as of December 31, 2007:

Year Ending December 31,
2008	$33,032
2009	27,607
2010	6,581
$67,220

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Lines of Credit

In January 2007, the Company obtained a line of credit with American Express for a maximum amount of $22,500. On March 13, 2007. the line of credit was increased from $22,500 to $30,000. The fine of credit bears interest equal to prime (adjusted monthly) plus 2.99% and is considered revolving debt. The overall interest rate was 10.49% at December 31, 2007. The line of credit requires minimum monthly payments consisting of interest only, based on the average outstanding daily balance. The balance due on the line of credit as of December 31, 2007 was $12,790 and $17,210 was unused and available. The line of credit is unsecured and is personally guaranteed by the Chief Executive Officer.

In December 2005, the Company obtained a line of credit with SunTrust for a maximum amount of $100,000. The line of credit bore interest equal to prime (adjusted monthly) plus 1.0% and was considered revolving debt due on demand and was secured by any deposits and investments maintained with SunTrust. The line of credit required minimum monthly payments consisting of interest only, based on the average outstanding daily balance. The line of credit was closed as of December 31, 2007.

Operating Leases

During the first five months of 2006, the Company subleased office facilities for approximately $3,600 per month on a month-to-month basis from a company owned by the Chief Executive Officer. On June 1, 2006, the Company, relocated to 2,600 square feat of office space in a building owned by the Company’s Chief Executive Officer at no cost to the Company (See Note 7). Accordingly, during 2006, the Company accrued $5,200 per month for this space or a total of $36,400, which is included in additional paid-in capital. During 2007, the Company’s office space was decreased to 2,200 square feet of office space in the same location. Accordingly, during 2007, the Company accrued $4,620 per month for this space or a total of $55,440, which is included in additional paid-in capital. Rent expense for all operating leases for the years ended December 31, 2007 and 2006 was $55,440 and $54,345, respectively.

Capital Leases

The Company has entered into various leasing arrangements for certain equipment and intangibles that requires these assets to be capitalized. Accordingly, these assets include $27,200 of hardware and $5,358 of office equipment in Note 3 and $49,500 of software in Note 4. Depreciation and amortization of capitalized leases is also included in Notes 3 and 4. The following is a schedule by years of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of December 31, 2007:

OPTIONS NEWSLETTER, INC.
D/B/A OPTIONS MEDIA GROUP
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Year Ending December 31,
2008	$32,971
2009	22,160
2010	12,588
2011	9,441
Net minimum lease payments	77,160
Less: Amount representing interest	(12,929)
Present value of net minimum lease payments	$64,231

NOTE 6 - CONCENTRATIONS

Concentration of Credit Risk

Financial Instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Management believes the financial risks associated with these financial instruments are not material. The Company places its cash with high credit quality financial institutions. The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits.

Concentration of Revenues

During the year ended December 31, 2007, no individual customer accounted for 10% or more of revenues. During the year ended December 31, 2006, one customer accounted for 20% of the Company’s revenues.

Concentration of Accounts Receivable

Concentrations of accounts receivable as of December 31, 2007 and 2006 were as follows:

	December 31, 2007	December 31, 2006
Customer A	35%	23%
Customer B	12%	0%
Customer C	11%	0%
Customer D	0%	43%
Customer E	0%	34%
Totals	58%	100%

NOTE 7 - STOCKHOLDERS’ DEFICIENCY

Capital Structure

The Articles of Incorporation authorized the issuance of 15,000,000 shares of common stock having a par value of $0.01 per share. On July 19, 2000, an amendment was filed whereby the common stock was split into 10,000,000 Class A voting shares having a par value of $0.01 per share and 5,000,000 Class B non-voting shares having a par value of $0.01 per share.

OPTIONS NEWSLETTER, INC.
D/B/A OPTIONS MEDIA GROUP
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

In-Kind Contribution

The Company rents office space from an affiliate controlled by the Company’s Chief Executive Officer. The affiliate has not charged the Company for rent and therefore management has estimated the fair value of contributed office space based on comparative rents in the same building. Management believes its method of estimating rent expense is reasonable. Accordingly, the Company recorded rent expense and contributed capital of $36,400 and $55,440 in 2007 and 2006, respectively.

NOTE 8 - RELATED PARTIES TRANSACTIONS

The sole stockholder and officer of the Company controls three other entities that are considered affiliates of the Company.

From January 1, 2006 through May 31, 2006, the Company paid rent of approximately $3,600 per month, or a total of $18,000, to an affiliate owned by the Chief Executive Officer.

From June 1, 2006 through December 31, 2007, a company owned by the Chief Executive Officer provided new office space and utilities to the Company. The Company was not required to pay for its use of the new facilities. Accordingly, the Company recognized $36,400 and $55,440 of expense during 2007 and 2006, respectively, for these contributed items with an offsetting increase in additional paid-in capital. Management estimated the value of the contributed items (See Note 5).

NOTE 9 - SUBSEQUENT EVENTS

On January 4, 2008, the Company was acquired by Customer Acquisition Network Holdings, Inc., a publicly held corporation.